CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of DXP Enterprises, Inc. of our report dated March 31, 2017, relating to our audit of the 2016 consolidated financial statements, which appears in the Annual Report on Form 10-K of DXP Enterprises, Inc. for the year ended December 31, 2018 and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

s/ Hein & Associates LLP

Houston, Texas
June 20, 2019